UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA	98281
(Address of principal executive offices)	(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2008, Blackstone Lake Minerals Inc. (the “Company”) entered into a technology purchase agreement (the “Technology Purchase Agreement”) with NY Financial (International) Corp. (“NY Financial”), Caleco Pharma Corp. (“Caleco”), the Company’s wholly owned subsidiary, and John Boschert, the Company’s sole executive officer and director. Under the terms of the Technology Purchase Agreement, NY Financial has agreed to assign and transfer its right, title and interest in the proprietary technology and the intellectual property related thereto, including all patent applications in the United States and Europe, developed by NY Financial for the treatment of liver disease and other ailments, particularly resulting from viral infection such as the Hepatitis C virus infection (the “Technology”).

As consideration for the Technology, the Company and Caleco have agreed to pay NY Financial: (i) $50,000 within 10 days of entering into the Technology Purchase Agreement; (ii) $50,000 on closing; and (iii) to reimburse the documented costs related to the recording of the patents and the filing of the European Drug Master Files, which amount is not to exceed 550,000 EUR. As further consideration, Mr. Boschert has agreed to transfer 32,000,000 shares of the Company’s common stock (the “Principal Shares”) to NY Financial on closing.

In addition to the above, the parties also agreed to the following: (i) NY Financial may repurchase the Technology at a price of 550,000 EUR (less the amount of documented cost not paid by the Company and Caleco) if the Company or Caleco are unable to raise financing of at least $2,500,000. If NY Financial repurchases the Technology, NY Financial will be required to retransfer the Principal Shares to Mr. Boschert; (ii) the Company or Caleco are restricted from assigning or transferring the Technology until January 1, 2011; and (iii) on closing of the transaction, the Company has agreed to appoint F. Javier Benedi Garcia, the sole director of NY Financial, to the Board of Directors of the Company.

The closing of the acquisition of the Technology is to occur on or before December 12, 2008. There are no assurances that the Company will be able to complete the acquisition of the Technology.

The above summary is qualified in its entirety by reference to the full text of the Technology Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 16, 2008, the Company increased the size of its Board of Directors from one to two members and appointed James Sandino to fill the vacancy on the Board.

James Sandino has over twenty five years of marketing experience, including marketing in the healthcare industry. In 1970, Mr. Sandino obtained a Bachelor of Arts from St. John’s University in Collegeville Minnesota. From 1996 to 2001, Mr. Sandino was the President and CEO of Lowe Consumer Healthcare World Wide, a consumer focused healthcare marketing agency. Since 2001, Mr. Sandino has been the President and CEO of the Sandino Group, LLC, an independent marketing and business development consultancy which specializes in healthcare, direct marketing and strategic planning. From 2005 to 2008, Mr. Sandino also was the Chief Marketing Strategist for Integrated Marketing Solutions, Inc. and assisted clients in establishing brand recognition.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Technology Purchase Agreement dated October 16, 2008 among Blackstone Lake Minerals Inc., NY Financial (International) Corp., Caleco Pharma Corp. and John Boschert.

99.1	Press Release dated October 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.

Date: October 21, 2008
	By:	/s/ John Boschert
JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer